PRESS RELEASE


For Immediate Release                     Contact: Mark S. White
---------------------
July 21, 2006                             President and Chief Executive Officer
                                          Osage Federal Financial, Inc.
                                          (918) 287-2919



                   OSAGE FEDERAL ANNOUNCES PLAN OF CONVERSION

Pawhuska, Oklahoma - July 21, 2006 - Osage Federal Financial, Inc. (OTCBB: OFFO) (the "Company") today announced that the Boards of Directors of the Company, its wholly-owned subsidiary, Osage Federal Bank (the "Bank") and its mutual holding company parent, Osage Federal, MHC (the "MHC"), have unanimously adopted a Plan of Conversion and Reorganization (the "Plan") whereby the Company, the MHC and the Bank will convert from the mutual holding company form of organization to a full stock company.

The Bank reorganized into the mutual holding company structure in 2004 in a transaction in which 30% of the Company's shares were issued to the public. The remaining 70% of the Company's outstanding shares are held by the MHC. Pursuant to the Plan, the Bank will establish a state-chartered stock holding company ("New Holding Company"), and the shares of the Company's stock that are currently owned by public stockholders will be converted, based on an exchange ratio designed to preserve the percentage ownership of existing shareholders, into shares of New Holding Company stock. The remainder of the shares of New Holding Company stock will be offered to the Bank's eligible depositors and others in accordance with the subscription priorities set forth in the Plan. The MHC will be eliminated and the Bank will become a wholly-owned subsidiary of New Holding Company, which will be owned entirely by public stockholders.

The transaction is subject to the approval of the Company's stockholders, the MHC's members and the Office of Thrift Supervision. Information, including the details of the offering and business and financial information about the Bank and the New Holding Company will be provided in a prospectus, which will be available when the offering commences, expected to be during the last quarter of 2006.

Malizia Spidi & Fisch, PC, Washington, D.C. will serve as special counsel for the conversion and reorganization and Keefe, Bruyette & Woods, Inc. will serve as financial advisor.

At June 30, 2006, the Company had total assets and stockholders' equity of $112.2 million and $13.1 million, respectively, while reporting total deposits of $64.3 million and net loans of $77.9 million. The Bank is a federally chartered stock savings bank that conducts business from its main office in Pawhuska, Oklahoma and a branch office in Bartlesville, Oklahoma.

The foregoing information contains forward-looking statements concerning the financial condition, results of operations and business of the Company and its plans, objectives, expectations, estimates and intentions. The Company cautions that such statements are subject to a number of uncertainties and actual results could differ materially, and, therefore, readers should not place undue reliance on any forward-looking statements. The Company does not undertake, and specifically disclaims, any obligation to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company.

The foregoing information does not constitute an offer to sell or the solicitation of an offer to buy any securities. The offer will be made only by the prospectus.

This communication may be deemed to be solicitation material with respect to the proposed conversion and reorganization. Osage Federal Financial, Inc. and the New Holding Company will be filing relevant documents concerning the conversion and reorganization with the Securities and Exchange Commission, including a registration statement containing a proxy statement/prospectus. We urge investors to read these documents when they become available because they contain important information. Investors will be able to obtain these documents free of charge at the SEC's website, www.sec.gov. In addition, these documents and any other documents filed with the SEC by Osage Federal Financial, Inc. or the New Holding Company will be available free of charge from the Secretary of Osage Federal Financial, Inc., 239 East Main Street, Pawhuska, Oklahoma 74056. Osage Federal Financial, Inc. and the New Holding Company and their directors and executive officers may be deemed to be participants in the solicitation of proxies to approve the conversion and reorganization. Information about the directors and executive officers of the New Holding Company and their ownership of the New Holding Company's common stock will be included in the proxy statement/prospectus. Information about the directors and executive officers of Osage Federal Financial, Inc. and their ownership of Osage Federal Financial, Inc. common stock is set forth in the proxy statement filed by Osage Federal Financial, Inc. with the SEC dated October 7, 2005. Stockholders of Osage Federal Financial, Inc. should read the proxy statement/prospectus and other documents to be filed with the SEC carefully before making a decision concerning the conversion and reorganization.


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